Exhibit 23.1



                          INDEPENDENT AUDITORS' CONSENT


We consent to the inclusion in this Registration Statement of Loch Energy, Inc. on Form SB-2 of (1.) our report and financial statements dated March 31, 1999 of Loch Exploration, Inc. for the year ended December 31, 1998 and 1997 and (2.) our report and unaudited financial statements dated August 16, 1999 of Loch Energy, Inc. for the six months ended June 30, 1999.


/FARMER, FUQUA, HUNT & MUNSELLE, P.C./
Dallas, Texas
September 14, 1999